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Exhibit 5.8

Almaden Minerals Ltd.
Suite 210-1333 Johnston Street,
Vancouver, British Columbia, V6H 3R9

        I hereby consent to the use of my name in reference to my involvement in the review and approval of certain scientific and technical information included or incorporated by reference in Almaden Mineral Ltd.'s Registration Statement on Form F-10 (File No. 333-252171).

Sincerely,

/s/ Morgan J. Poliquin
Morgan J. Poliquin, P.Eng.

Dated the 25th day of February, 2021.

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  Exhibit 5.8